PROXY CARD	PRELIMINARY PROXY CARD SUBJECT TO COMPLETION	Exhibit 99.6

INVESTINDUSTRIAL ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) and accompanying Proxy Statement, dated [•], 2021, in connection with the Extraordinary General Meeting to be held in person at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022 and virtually conducted via a live audio webcast at 9:00 a.m., Eastern Time, and hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Investindustrial Acquisition Corp. (“IIAC”), registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2021: [•]

SEE REVERSE SIDE

INVESTINDUSTRIAL ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	Please mark vote as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that, assuming the Merger Proposal is authorized, approved and confirmed, the Business Combination Agreement, dated as of July 18, 2021 (as it may be amended from time to time), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and among IIAC, Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law (which will be converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Ermenegildo Zegna N.V., upon the conversion) (“Zegna”) and EZ Cayman, a Cayman Islands exempted company and wholly-owned subsidiary of Zegna (”Zegna Merger Sub”), and the consummation of the transactions contemplated thereby (collectively, the “Business Combination”) be authorized, approved and confirmed in all respects.

FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 3 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, to adjourn the Extraordinary General Meeting to a later date or dates (A) in order to solicit additional proxies for the purpose of obtaining IIAC shareholder approval of the transaction proposals to be voted upon at the Extraordinary General Meeting, (B) if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Class A ordinary shares of IIAC and Class B ordinary shares of IIAC represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, (C) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that IIAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the IIAC shareholders prior to the Extraordinary General Meeting, or (D) if IIAC shareholders redeem an amount of Class A ordinary shares of IIAC such that the condition to Zegna’s obligation to consummate the Business Combination that the amount of cash available for release in IIAC’s trust account (net of the aggregate amount of cash required to satisfy any exercise by IIAC shareholders of their right to have IIAC redeem their Class A ordinary shares in connection with the Business Combination), which holds the proceeds from IIAC’s initial public offering consummated on November 23, 2020, together with the cash proceeds received by Zegna or any of its affiliates in respect of the subscription agreements entered into with certain investors and the proceeds from the Forward Purchase Agreement, dated as of November 18, 2020, be at least equal to or greater than the sum of (i) €184,500,000 plus (ii) $400,000,000 is not satisfied.

FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 2 — The Merger Proposal — RESOLVED, as a special resolution, that, assuming the Business Combination Proposal is authorized, approved and confirmed, the Plan of Merger in the form tabled to the Extraordinary General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Annex B), pursuant to which Zegna Merger Sub will merge with and into IIAC so that IIAC will be the surviving company and all the rights and obligations of Zegna Merger Sub will be assumed by IIAC by virtue of such merger pursuant to the Companies Act (2021 Revision) of the Cayman Islands, and the consummation of the merger and the remaining transactions contemplated thereby, be authorized, approved and confirmed in all respects; and IIAC be authorized to enter into the Plan of Merger.

FOR AGAINST ABSTAIN ☐ ☐ ☐

Date:                                                                                                                                      , 2021

___________________________________________________________________________

Signature

___________________________________________________________________________

(Signature if held Jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

———————————————